UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wanchai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2023, AGBA Group Holding Limited (“AGBA” or the “Company”) entered into an agreement to terminate that certain Forward Share Purchase Agreement (the “Forward Purchase Agreement”), dated November 9, 2022, by and among (i) AGBA (as successor-in-interest to AGBA Acquisition Limited, a British Virgin Islands business company) (“AAL”), (ii) TAG International Limited, a British Virgin Islands business company, TAG Asset Partners Limited, a British Virgin Islands business company and a wholly owned subsidiary of TAG International Limited, OnePlatform International Limited, TAG Asia Capital Holdings Limited, and TAG Holdings Limited, (collectively, “Targets”), (iii) Meteora Special Opportunity Fund I, LP, a Delaware limited partnership (“MSOF”), (iv) Meteora Select Trading Opportunities Master, LP, a Cayman Islands limited partnership (“MSTO”) and (v) Meteora Capital Partners, LP, a Delaware limited partnership (“MCP” and together with MSOF and MSTO, each individually an “Investor” and collectively, the “Investors”) effective the June 29, 2023 (the “Termination Agreement”). Pursuant to the Termination Agreement, the parties agreed that (a) the Company is not obligated to purchase the ordinary shares of the Company currently held by the Investors (the “Shares”), (b) the Investors shall have no obligation to sell the Shares to the Company, and (c) each Investor may dispose of the Shares held by it at such Investor’s discretion in the open market at any time, as follows: (i) for the three month period commencing on following the date of the Termination Agreement, at a sales price of not less than US$2.00 per share; and (ii) thereafter, with no conditions or restrictions on the sales price.

The foregoing descriptions of the Forward Purchase Agreement and the Termination Agreement do not purport to be complete and are qualified in their entirety by (i) the terms and conditions of the Forward Purchase Agreement, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K with the U.S. Securities and Exchange Commission by the Company (f/k/a AGBA Acquisition Limited) on November 9, 2022, and (ii) the Termination Agreement, which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein, respectively.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Termination of the Forward Share Purchase Agreement, dated June 29, 2023, by and among AGBA, TAG International Limited, TAG Asset Partners Limited, OnePlatform International Limited, TAG Asia Capital Holdings Limited, TAG Holdings Limited, Meteora Special Opportunity Fund I, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Capital Partners, LP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2023

AGBA GROUP HOLDING LIMITED

By:	/s/ Shu Pei Huang, Desmond
Shu Pei Huang, Desmond
Acting Group Chief Financial Officer

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